NEWS RELEASE
                                                               December 29, 1995


FOR IMMEDIATE RELEASE


                       GREENTREE SOFTWARE, INC. ANNOUNCES
                    DELISTING FROM NASDAQ SMALLCAP MARKET AND
                   PRIVATE OFFERING OF SHARES OF COMMON STOCK


SARASOTA, FL (December 29, 1995) - Greentree Software, Inc. (NASD:GTSW) announced today that it had been informed by the Nasdaq Listing Qualifications Committee that the Company's securities were delisted from the Nasdaq SmallCap MarketSM effective with the opening of business on Thursday, December, 7, 1995. The Company also announced that on December 28, it sold, at a price of $.30 per share, 2,001,667 shares of its Common Stock to accredited investors in a private offering and received gross proceeds of $600,500. The Company anticipates that the private offering will continue through January 30, 1996 and that the additional gross proceeds will be between $100,000 and $300,000, at a price of $.30 per share.

THE SECURITIES TO BE OFFERED BY THE COMPANY IN THE PRIVATE OFFERING HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION.